      As filed with the Securities and Exchange Commission on June 28, 1999

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                               WATERS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                              13-3668640
(State or Other Jurisdiction                                    (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                 34 MAPLE STREET
                          MILFORD, MASSACHUSETTS 01757
                             TELEPHONE: 508-478-2000
                    (Address of Principal Executive Offices)
                        --------------------------------

    WATERS CORPORATION 1996 LONG-TERM PERFORMANCE INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)
                        --------------------------------

                                PHILIP S. TAYMOR
                               WATERS CORPORATION
                                 35 MAPLE STREET
                          MILFORD, MASSACHUSETTS 01757
                             TELEPHONE: 508-478-2000
          (Name and Address and Telephone Number of Agent For Service)

                                    COPY TO:
                              VICTOR J. PACI, ESQ.
                                BINGHAM DANA LLP
                               150 FEDERAL STREET
                           BOSTON, MASSACHUSETTS 02110
                             TELEPHONE: 617-951-8000

                         CALCULATION OF REGISTRATION FEE

                                                                           Proposed Maximum
 Title of Securities to       Amount to be          Proposed Maximum      Aggregate Offering          Amount of
     be Registered           Registered (1)       Price Per Share (2)          Price (2)          Registration Fee

Common Stock, par value            4,000,000(3)                $54.4375           $217,750,000             $60,534.50
$0.01 per share

(1) An additional indeterminable number of shares are also being registered to cover any adjustments required by anti-dilution provisions in the number of shares issuable upon the exercise of options granted under the plan.
(2) Reflects the average of the high and low prices on the New York Stock Exchange on June 24, 1999 pursuant to Rule 457(h).
(3) Reflects additional 2,000,000 shares reserved for issuance pursuant to the 1996 Long-Term Performance Incentive Plan adjusted to reflect the stock dividend which was paid with respect to the Company's Common Stock on June 10, 1999.

                           INCORPORATION BY REFERENCE

         The contents of Waters Corporation's registration statement on Form S-8, registration no. 333-08191, as filed with the Commission on July 16, 1996, are hereby incorporated by reference.

                                    EXHIBITS

         Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, State of Massachusetts, on June 28, 1999

                                    WATERS CORPORATION


                                     By:  /S/ PHILIP S. TAYMOR
                                        ----------------------------------------
                                     Name:        Philip S. Taymor
                                     Title:       Senior Vice President,
                                                  Finance and Administration and
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas A. Berthiaune and Philip S. Taymor, and each of them, his true and lawful attorney-in-fact, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Waters Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on June 28, 1999.


          Signature                                                            Capacity
--------------------------------------         ---------------------------------------------------------------------


/s/ DOUGLAS A. BERTHIAUME                       President, Chief Executive Officer and Chairman of the
--------------------------------------                                 Board of Directors
Douglas A. Berthiaume


/s/ PHILIP S. TAYMOR                                  Senior Vice President, Finance and Administration and
--------------------------------------             Chief Financial Officer (Principal Financial and Accounting
Philip S. Taymor                                                          Officer)


/s/ JOSHUA BEKENSTEIN                                                     Director
--------------------------------------
Joshua Bekenstein


/s/ MICHAEL J. BERENDT                                                    Director
--------------------------------------
Michael J. Berendt


/s/ PHILIP CALDWELL                                                       Director
--------------------------------------
Philip Caldwell


/s/ EDWARD CONARD                                                         Director
--------------------------------------
Edward Conard


/s/ THOMAS P. SALICE                                                      Director
--------------------------------------
Thomas P. Salice


/s/ LAURIE H. GLIMCHER                                                    Director
--------------------------------------
Laurie H. Glimcher


/s/ WILLIAM J. MILLER                                                     Director
--------------------------------------
William J. Miller



  Exhibit
   Number                                 Description                                   Sequentially Numbered Page

      4.1        Waters Corporation 1996 Long-Term Performance Incentive Plan.  Incorporated by reference to Exhibit A to the Registrant's Proxy Statement dated
                                                                                March 29, 1996

      4.2        Waters Corporation 1996 Employee Stock Purchase Plan.          Incorporated by reference to Exhibit B to
                                                                                the Registrant's Proxy Statement dated
                                                                                March 29, 1996


      4.3        Waters Corporation 1996 Non-Employee Director Deferred         Incorporated by referenced to Exhibit C to
                 Compensation Plan.                                             the Registrant's Proxy Statement dated
                                                                                March 29, 1996

      4.4        Waters Corporation 1996 Non-Employee Director Stock Option     Incorporated by reference to Exhibit D to
                 Plan.                                                          the Registrant's Proxy Statement dated
                                                                                March 29, 1996

      4.5        Amendment No. 1 to the 1996 Long-Term Performance Incentive    Incorporated by Reference to Exhibit 10.31
                 Plan.                                                          to the Registrant's Annual Report on Form
                                                                                10K dated March 31, 1999

      5.1        Opinion of Bingham Dana LLP                                    Page 1

     23.1        Consent of PricewaterhouseCoopers LLP                          Page 3

     23.2 Consent of Bingham Dana LLP (included in the opinion filed as Exhibit 5.1)

     24.1 Powers of Attorney (included on the signature page of this Registration Statement)